NEWS RELEASE

Innovative Card Technologies Holds First Annual Meeting, Announces New Board

Three technology professionals join fully independent BOD; Increase in authorized shares also announced

Los Angeles, CA - December 26, 2007 - At its Annual Meeting on December 21, 2007, Innovative Card Technologies, Inc.’s (NASDAQ: INVC) shareholders elected a new board of directors comprised of six independent directors, each elected to serve until the 2008 annual meeting. Four other proposals were also approved: the ratification of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent auditors for 2007; an increase in the number of authorized shares of common stock from 50 million to 75 million; a marginal increase in the number of shares available under the 2004 Stock Incentive Plan, and the creation of the 2007 Equity Incentive Plan that provides for up to 4,000,000 shares of common stock.

The new board includes three new members: Dr. Maoshing Ni, Mr. Richard J. Nathan, and Mr. Harry L. Tredennick III. Remaining on the board are Dr. Donald Joyce, Chairman, Mr. Scott Ogilvie and Mr. W. Robert Ramsdell. At the board meeting following the Annual Meeting board committee assignments were agreed. Dr. Mao and Mr. Ogilvie will join Dr. Joyce on the Nominating and Governance Committee. Mr. Ogilvie will chair the audit committee and be joined by Mr. Ramsdell and Mr. Nathan. Mr. Ramsdell will chair the compensation committee and be joined by Mr. Tredennick and Mr. Ogilvie.

Maoshing Ni founded Triumphant Investments, LLC in 1996, which is an investment company dedicated to early stage companies. Since 2004, Mr. Ni has advised Cognition Technologies, a linguistically-based search technology company. From 2005 to 2006, Mr. Ni also advised Blue Label Interactive, which was sold to Konami for $20 million in 2006. Mr. Ni invests in a number of technology-related and biotech startup companies. In addition, Mr. Ni is a board certified acupuncturist and anti-aging specialist and has published several works on various health topics. Mr. Ni also founded a group medical practice, an herbal nutrition supplement company and an accredited university of traditional Chinese medicine. Mr. Ni received his Ph.D., D.O.M., from SAMRA University in Los Angeles.

Richard J. Nathan founded JigSaw tek, Inc. in May 2001, where he served as the Chief Executive Officer until 2005. The company marketed high-end, integrated circuit packaging solutions using proprietary, patent-pending embedded silicon technology. Since that time, Mr. Nathan has pursued personal and professional interests and investments in various technology industries. Mr. Nathan earned his bachelors degree from Denver University and completed his graduate studies at Adelphi University.

Harry (Nick) L. Tredennick III serves as an editor for Gilder Publishing where he also writes the Gilder Technology Report on leading-edge components and speaks on topics related to semiconductors, dynamic logic, reconfigurable systems and MEMS (microelectromechanical systems). He has held this position since August 2000. From July 1988 to the present, Dr. Tredennick has also served as the President of Tredennick, Inc. which provides consulting services on custom and semicustom VLSI CPU design and reconfigurable systems and analyzes microprocessor industry trends. Dr. Tredennick is a board member of Patriot Scientific Corporation. Dr. Tredennick received his Ph.D. in Electrical Engineering from the University ofTexas, Austin. He received his MSEE and BSEE in Electrical Engineering from Texas Tech University.

Dr. Donald Joyce has served as Director since November 2003 and Chairman since September 2007. Since April 2001, Dr. Joyce has been Deputy Director of the University of Chicago Argonne National Laboratory. From June 6, 2000 to February 2001, Dr. Joyce served as Chief Technology Officer for Technology Connect, a technology consulting firm in Massachusetts. From May 1999 to June 2000, he served as Senior Vice President of JDH Technologies, LLC, a software company. Prior to May 1999, Dr. Joyce served as President of Muhlbauer Inc., an equipment supplier to the semiconductor, circuit board assembly and smart card industries. Dr. Joyce received a Ph.D. in Physics from the College of William and Mary and a B.A. in Physics from the University of Colorado.

INNOVATIVE CARD TECHNOLOGIES
10880 WILSHIRE BLVD SUITE 950 • LOS ANGELES, CA • 90024
PHONE: 310.312.0700• FAX: 310.312.5367 • WWW.INCARD.COM

Scott Ogilvie has served as Director since December 2006. Mr. Ogilvie is the Managing Director and Chief Operating Officer of Capital Investment Company Group, a privately held international financial services and investment holding company. Mr. Ogilvie is a graduate of the University of Denver and obtained his law degree from the University of California, Hastings College of Law. Prior to joining the Capital Investment Company Group in September 2000, from 1998 to 2000, Mr. Ogilvie was employed by Classic Residence by Hyatt as Managing Director of Development- Western Division. From the middle of 1993 to December 1998, Mr. Ogilvie was a partner in the John Buck Company, a full service real estate brokerage, development and property management firm. Since February 2000, Mr. Ogilvie has served as a Director of Preferred Voice, Inc (PFVI.OB).

W. Robert Ramsdell has served as Director since June 2007. Mr. Ramsdell has been engaged in private investments in micro cap companies since 1990. From 1973 until his retirement in 1990, Mr. Ramsdell was senior partner, director of research and office manager of Cantor Fitzgerald & Co. in Los Angeles, engaged in the institutional equity business. Mr. Ramsdell has been a Board member of Insignia Systems, Inc.(ISIG) since 1998 and a financial advisor to many companies including Occupational Urgent Care Health Systems (OUCH) and Preferred Voice (PRFV).

“I am pleased that we have been able to attract the wealth of technological talent that Mao, Richard and Nick represent. Together with our existing board members, Scott Ogilvie and Bob Ramsdell, the Company now has a board that I believe is second to none in our industry and that will serve the Company well as we enter 2008 and continue the commercial launch of the ICT DisplayCard,” said Dr. Joyce.

About Innovative Card Technologies
Innovative Card Technologies, Inc. (NASDAQ: INVC) was founded in 1993 to add functionalities to payment cards. The Company’s suite of ICT DisplayCards enable dual-factor authentication in a convenient card form. The cards can be configured to offer RFID physical access or payment capabilities, and feature a screen powered by an integrated battery, circuit, and switch. This screen displays a one-time password to verify the presence of the card during online and voice transactions or data systems login. www.incardtech.com.

Marketing Manager	Public Relations	Investor Relations
Stephanie Edwards	Susan Roush	Jose Castaneda
310-312-0700, stephanie@incardtech.com	818-222-8330, pr@incardtech.com	720-733-0052, ir@incardtech.com

This press release contains forward-looking statements which are commonly identified by words such as "would," "may," "will," "expects," and other terms with similar meaning. Forward-looking statements are based on current beliefs, assumptions and expectations and speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: ICT DisplayCard adoption, ICT DisplayCard further testing and certifications, dependence on a limited number of suppliers and their capacity, full scale production of the ICT DisplayCard, and limited capital and liquidity. Innovative Card Technologies, Inc. refers interested persons to its most recent Annual Report on Form 10-KSB as amended by Form 10-KSB/A and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and Innovative Card Technologies has not assumed any duty to update any forward-looking statements.

INNOVATIVE CARD TECHNOLOGIES
10880 WILSHIRE BLVD SUITE 950 • LOS ANGELES, CA • 90024
PHONE: 310.312.0700• FAX: 310.312.5367 • WWW.INCARD.COM